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Exhibit 99

ULTIMATE ELECTRONICS ANNOUNCES DEVELOPMENTS IN CHAPTER 11
PROCEEDINGS AND INTENTION TO DEREGISTER COMMON STOCK WITH SEC

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  Company continues to explore various strategic alternatives, including a sale of all or part of the company

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  Company enters into further amendments to its debtor-in-possession financing facility which facilitates the company's exploration of strategic alternatives

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  Form 15 to be filed with the SEC to deregister common stock and suspend its reporting obligations

        Denver, CO—April 13, 2005—Ultimate Electronics, Inc. (ULTEQ.PK) today announced that it continues to explore various strategic alternatives in an effort to maximize value for all stakeholders, including a sale of all or part of the company as a going concern or the sale of all or part of the assets of the company through a liquidation. In connection with this process, the company plans to conduct an auction on April 14th and 15th seeking the highest and best bid or combination of bids from qualified third parties. The company anticipates seeking approval of such bids at a hearing before the Bankruptcy Court on April 19, 2005.

        The company and its lenders have also entered into amendments to the company's debtor-in-possession financing facility. The amendments require the company to conduct an auction and seek Bankruptcy Court approval of qualified third party bids for the company by agreed upon dates. The amendments also permit the company to access $5 million in cash reserves between April 8 and April 19, 2005.

        Ultimate intends to file a Form 15 with the Securities and Exchange Commission to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934 after the close of trading on April 13, 2005. The company expects the deregistration to become effective within 90 days of the filing with the SEC. As a result of the Form 15 filing, the company's obligation to file with the SEC certain reports and forms, including Forms 10-K, 10-Q, and 8-K, will be suspended and upon effectiveness will cease. As previously reported, the company's common stock was delisted from the Nasdaq National Market effective February 25, 2005. Since then, the company's common stock has been trading on the Pink Sheets. The company anticipates that its common stock will continue to be quoted on the Pink Sheets following deregistration to the extent that market makers continue to make a market in its shares. However, the company can provide no assurances that trading of the company's common stock will continue.

        In making its determination to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act, the company's Board of Directors considered several factors, including the following:

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  The company's ongoing restructuring efforts in connection with its filing under chapter 11 of the United States Bankruptcy Code;

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  The company's belief that the outcome of the company's reorganization under chapter 11 of the Bankruptcy Code will not result in any value for the holders of the company's common stock;

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  The costs, both direct and indirect, incurred by the company in connection with the preparation and filing of periodic reports and forms with the SEC which the company expects would increase as a result of the Sarbanes-Oxley Act of 2002 and new SEC rules promulgated thereunder; and

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  The benefit of allowing senior management to spend less time with SEC report and form preparation will enable them to devote their full attention and effort to the company's operations and financial objectives.

        The company today filed a Current Report on Form 8-K with the Securities and Exchange Commission providing additional information regarding the company's chapter 11 bankruptcy proceedings, including details concerning the auction process currently being conducted by the company, the most recent amendments to its debtor-in-possession financing facility and the deregistration of its common stock. The Current Report on Form 8-K can be obtained by accessing the Securities and Exchange Commission's website at "http://www.sec.gov".

        Additional information about the company and its chapter 11 bankruptcy proceedings can be found at the United States District Bankruptcy Court—District of Delaware, 824 Market Street, 3rd Floor, Wilmington, Delaware 19801, on the Bankruptcy Court's web site: http://www.deb.uscourts.gov, or at http://www.kccllc.net/ultimate. Additional information about Ultimate Electronics can also be found on the Internet on the company's web site at http://www.ultimateelectronics.com.

About Ultimate Electronics, Inc.

        Ultimate Electronics is a leading specialty retailer of home entertainment and consumer electronics products in 14 states. The company operates 64 stores, including 54 stores in Arizona, Iowa, Kansas, Minnesota, Nevada, New Mexico and Oklahoma under the trade name Ultimate Electronics(R) and 10 stores in Colorado under the trade name SoundTrack(R). In addition, the company operates Fast Trak Inc., an independent electronics repair company and a wholly owned subsidiary of Ultimate Electronics. During the past two years, the company received numerous industry awards including Audio Video International's 2003 "Top 10 Audio/Video Retailer of the Year."

        Certain statements made in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, that the company anticipates that the company's common stock will be quoted on the Pink Sheets and believes that deregistering will reduce certain expenses and enable management to focus more time and resources on the operations of the company. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects upon the company. These forward-looking statements include statements regarding the company's expectations concerning the bankruptcy process and the continuation of its day to day operations and payments to vendors and employees in the ordinary course. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to, the following: the ability of the company to continue as a going concern; court approval of the company's motions prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; unanticipated issues that could prevent the company from deregistering its common stock; failure to have at least one market maker continue to make a market in the company's common stock on the Pink Sheets following deregistration; becoming subject to the Securities Exchange Act in the future due to the filing of a registration statement; risks associated with third parties seeking and obtaining bankruptcy court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the company's liquidity or results of operations; the ability to fund and execute its business plan; the ability to attract, retain and compensate key executives and associates; the ability of the company to attract and retain customers; and other risk factors identified in the company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, the company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2004 and other filings with the Securities and Exchange Commission. There can be no assurance that future developments affecting the company will be those anticipated by management. The company disclaims any obligation to update or revise any of the forward-looking statements that are in this news release.

        Contact: Investor Relations Department, Ultimate Electronics, Inc. at 303-412-2500 (ext. 2640) or 1-800-260-2660 (ext. 2640) or e-mail shareholder@ulte.com.

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ULTIMATE ELECTRONICS ANNOUNCES DEVELOPMENTS IN CHAPTER 11 PROCEEDINGS AND INTENTION TO DEREGISTER COMMON STOCK WITH SEC